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                                                                     EXHIBIT 3.5

                           ARTICLES OF INCORPORATION
                           -------------------------

                                      OF

                              EXPO MAGAZINE, INC.
                              ------------------

     The undersigned, incorporator, hereby forms and establishes a corporation FOR profit under the laws of the State of Kansas.

                                   ARTICLE I
                                   ---------

    The name of the corporation is EXPO Magazine, Inc. (hereinafter called the "Corporation").

                                   ARTICLE II
                                   ----------

     The location of the registered office of the Corporation in Kansas is 515
   S. Kansas, Shawnee County, Kansas and the resident agent in charge thereof at such address is The Corporation Company, Inc.

                                  ARTICLE III
                                  -----------

     The Corporation is organized FOR profit and the nature of its business or purposes to be conducted and promoted is to own, acquire, develop, write, edit, promote, produce, distribute, market and sell magazines and other publications, to engage in the business of providing information, rendering marketing and promotion services and selling advertising, and to engage in any lawful act or activity for which corporations may be organized under the Kansas General Corporation Code.

                                  ARTICLE IV
                                  ----------

     The aggregate number of shares which the Corporation shall have the authority to issue shall all be of one class and consist of Ten Thousand (10,000) Shares, par value One Dollar ($1.00) per share, Voting Common stock.

     The Board of Directors of the Corporation have full authority, to the extent permitted by law, to increase, decrease or otherwise adjust the capital stock of the Corporation, to designate the classes or series thereof and to determine whether all or any part of such stock shall have voting powers, full or limited, or no voting powers, and to determine such designations, and such powers, preferences, relative, participating or optional, or other special rights and the qualifications, limitations or restrictions thereof as the Board shall from time to time determine in duly adopted resolutions.

     At any time and from time to time when authorized by resolution of the Board of Directors and without any action by its stockholders, the Corporation may issue or sell any shares of its capital stock of any class or series, whether out of the unissued shares thereof authorized by the Certificate of Incorporation of the Corporation as originally filed or by an amendment thereof or out of shares of its capital stock acquired by it after the issue thereof, and whether or not the shares thereof so issued or sold shall confer upon the holders thereof the right to exchange or convert such shares for or into other shares of capital stock of the Corporation of any class or classes or any series thereof. When similarly authorized, but without any action by its stockholders, the Corporation may issue or grant rights, warrants, or options, in bearer or registered or such other form as the Board of Directors may determine, for the purchase of shares of the capital stock of any class or series of the Corporation within such period of time, or without limit as to time, to such aggregate number of shares, and at such price per share, as the Board Of Directors may determine. Such rights, warrants or options may be issued or granted separately or in connection with the issue of any bonds, debentures, notes, obligations or other evidences of
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   indebtedness or shares of the capital stock of any class or series of the
   Corporation and for such consideration and on such terms and conditions as the Board of Directors in its sole discretion may determine. In each case, the consideration to be received by the Corporation for any such shares so issued or sold shall be such as shall be fixed from time to time by resolution of the Board of Directors.

                                   ARTICLE V
                                   -------

     The name and mailing address of the incorporator is as follows

    NAME                                ADDRESS
    ----                                -------
    Charles W. Fairchild                800 West 69th Terrace
                                        Kansas City, MO 64113

                                  ARTICLE VI
                                  ----------

     The number of directors shall be fixed by the Bylaws, and there shall be no requirement that the election of directors be by written ballot

                                  ARTICLE VII
                                  -----------

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

    (a) To adopt, amend or repeal the Bylaws of the Corporation.

    (b) To authorize and cause to be executed or granted mortgages, security interests and liens upon the real and personal property of the Corporation.

    (c) To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

    (d) By a majority of the whole Board of Directors, to designate one or more committees, each committee to consist of one (1) or more of the directors of the Corporation. The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution or in the Bylaws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, the Bylaws may provide that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

     (e) When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called upon such notice as is required by law, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in-whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or Corporations as its

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   Board of Directors shall deem expedient and for the best interests of the
   Corporation.

                                  ARTICLE VIII
                                  ------------
         The term for which this Corporation is to exist is perpetual.

                                   ARTICLE IX
                                   ----------

     No holder of any of the shares of any class of the Corporation shall be entitled as a matter of right to subscribe for, purchase, or otherwise acquire any shares of any class of the Corporation which the Corporation proposes to issue or any rights or options which the Corporation proposes to grant for the purchase of shares of the same class of the Corporation or for the purchase of any shares, bonds, securities, or obligations of the Corporation which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of the same class of the Corporation; and any and all of such shares, bonds, securities or obligations of the Corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms, corporations and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any part thereof, to any said holder.

                                   ARTICLE X

     The private property of the stockholders of this Corporation shall not be subject to the payment of corporate debts, except to the extent of any unpaid balance of subscriptions for shares.

                                   ARTICLE XI
                                   ----------

     Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them or between this Corporation and its stockholders or any class of them, any court of competent jurisdiction within the State of Kansas, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of K.S.A. 17-6901 and amendments thereto, or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of K.S.A. 17-6808 and any amendments thereto, may order a meeting of the creditors or class of creditors, or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                                   ARTICLE XII
                                   -----------

     Meetings of stockholders may be held within or without the State of Kansas, as the Bylaws may provide. The books of the Corporation may be kept (subject to applicable law) inside or outside the State of Kansas at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation. Elections of directors need not be by written ballot unless the Bylaws of the Corporation so provide.

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                                  ARTICLE XIII
                                  ------------

     To the extent permitted by law, no contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the directors or officers are present at or participate in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because the directors or officers or their votes are counted for such purpose.

                                  ARTICLE XIV
                                  -----------

     Any person who, by reason of the fact he is or was a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, is or was a party, or is threatened to be made a party, to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative, or investigative, shall be indemnified by the Corporation, provided he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Such indemnification shall be provided against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding; provided, however, that with respect to an action or suit by or in the right of the Corporation, such indemnification shall be only against expenses, including attorneys' fees, and in such cases no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation, unless, and only to the extent that, the court in which the action or suit was brought determines, upon application, that despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. To the extent that a Director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any such action, suit, or proceeding or in defense of any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the action, suit or proceeding. Any other indemnification hereunder, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth herein. The determination shall be made by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to the action, suit, or proceeding, or if such a quorum is not obtainable, or even if obtainable if a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or by the stockholders. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawfull.

     Expenses, including attorneys' fees, incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of the action, Suit, or proceeding as authorized by the Board of Directors in the specific case, upon receipt of an undertaking by or on behalf of the Director, officer, employee or agent to repay such amount

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   unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized herein.

     The indemnification provided hereunder shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any applicable statute as amended from time to time, any bylaw, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such persons.


     The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions herein.

                                   ARTICLE XV
                                   ----------

     The Bylaws of the Corporation may from time to time be repealed, amended or altered, or new Bylaws may be adopted by the Board of Directors or the stockholders.

     IN TESTIMONY WHEREOF, I have hereunto subscribed my name this 4th day of June, 1992.

                                       /s/ Charles W. Fairchild
                                       ----------------------------------
                                       Charles W. Fairchild, Incorporator


    STATE OF MISSOURI )
                      ) ss:
    COUNTY OF JACKSON )


       I Pauline D. Howell, a Notary Public, do hereby certify that on the 4th day of June, 1992, personally appeared before me Charles W. Fairchild, who being by me first duly sworn, acknowledged and declared that he is the person who signed the foregoing document as incorporator, and that the statements therein contained are true.


                                                /s/ Pauline D. Howell
                                                -----------------------------
                                                Notary Public

My commission expires:
1-12-1996
----------------------


                               PAULINE D. HOWELL
                                  NOTARY SEAL
                        NOTARY PUBLIC-STATE OF MISSOURI
                         COMMISSIONED IN JACKSON COUNTY
                    MY COMMISSION EXPIRES JANUARY 12, 1998

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